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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 17, 2000, on the consolidated financial statements of RailTex, Inc., as of December 31, 1999 and 1998, and for the three years in the period ended December 31, 1999, included in RailAmerica, Inc.'s Form 8-K dated August 31, 2000, and to all references to our firm included in this Registration Statement.



                                                         /s/ Arthur Andersen LLP


San Antonio, Texas
January 4, 2002